Exhibit 2.2

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated November 1, 2010, is by and among Team, Inc., a Texas corporation (“Buyer”), TQ Acquisition, Inc., a newly formed Texas corporation and wholly-owned subsidiary of Buyer (“Newco”), and [NAME] (the “Seller”). Each of Buyer, Newco and Seller are sometimes referred to herein as a “Party” and, collectively, they are sometimes referred to as the “Parties”.

ARTICLE 1

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

1.1 Purchase and Sale of Membership Interests. On the Closing Date, Buyer shall purchase from the Seller, and the Seller shall sell to Buyer, all of the membership interests of Seller in Quest Integrity Group, LLC, a Delaware corporation (the “Company”), as such ownership is set forth on Schedule I, free and clear of any Liens, and restrictions on transfer, options, rights, calls, commitments, proxies or other contract rights (except with respect to restrictions on transfer imposed by federal and state securities laws). As used herein, “Lien” means any lien, security interest, encumbrance, mortgage, pledge, security agreement, consignment or bailment for security purposes, reservation or exception, encroachment, purchase right, right of first refusal, adverse claim of any other person or entity or other encumbrance of any nature whatsoever.

1.2 Consideration for Membership Interests. In consideration of the sale of the Membership Interests and the agreements of the Seller herein, at Closing Buyer shall:

(a) cause Newco to pay to the Seller in cash by wire transfer of immediately available funds the amount on Schedule 1 attached hereto to the bank account stated on Schedule 1.

(b) issue or cause Newco to issue to the Seller the number of restricted shares of common stock, $0.30 par value per share, of Buyer (“Buyer Common Stock”) set forth on Schedule 1 attached hereto. Trading restrictions on such shares shall lapse in one-third increments of such shares on the three (3) annual anniversary dates following the Closing Date. Buyer will provide shares that will be freely tradable on the public market on which Buyer Common Stock is traded upon the lapse of such restrictions.

(c) cause Newco to issue to the Seller, in the amount set forth on Schedule 1 attached hereto, shares of Class B Common Stock, $1.00 par value per share, of Newco (the “Class B Stock”), subject to the terms and conditions of the Put/Call Option Agreement being executed by Sller, Buyer, and certain other sellers and being delivered simultaneously herewith (“Put/Call Option Agreement”).

1.3 Closing The closing of the purchase and sale of the Membership Interests (the “Closing”) will take place simultaneously with the execution of this Agreement. The date and time of the Closing are herein referred to as the “Closing Date”. The Closing shall be deemed effective at 12:00 a.m. (Houston time) on the Closing Date.

1.4 Deliveries at the Closing. On or prior to the Closing:

(a) The Seller will deliver to Buyer and Newco, as appropriate, an assignment of interest in a form acceptable to Buyer and Newco (Membership Interest Assignment”).

(b) The Seller will deliver to Newco an executed signature page to the Put/Call Option Agreement.

(c) Buyer will deliver to the Seller the consideration set forth on Schedule 1 attached hereto as contemplated therein.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

CONCERNING THE SELLER

2.1 Representations and Warranties of Sellers. The Seller represents and warrants to Buyer:

(a) Power and Authority; Enforceability. The Seller has the competence and authority to execute and deliver this Agreement, the Membership Interest Assignment and the Put/Call Option Agreement (the “Transaction Documents”), and to perform and to consummate the transactions contemplated hereby and thereby. Each Transaction Document has been duly authorized, executed, and delivered by the Seller and, assuming this Agreement constitutes a valid and binding obligation of Buyer and Newco, constitutes the Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity that restrict the availability of equitable remedies.

(b) Membership Interests; Seller Information. The Seller holds of record and owns beneficially all of the of Membership Interests as set forth on Schedule 1, free and clear of any free and clear of any Liens, and restrictions on transfer, options, rights, calls, commitments, proxies or other contract rights (except with respect to restrictions on transfer imposed by federal and state securities laws). Schedule 1 sets forth Seller’s address and state of residence.

(c) Investment. The Seller (i) understands that neither the Buyer Common Stock nor the Class B Stock has been, nor will be, registered under the Securities Act of 1933, and the rules and regulations promulgated thereunder, or under any, state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Common Stock and Class B Stock solely for the Seller’s own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Buyer and Newco and has had the opportunity to obtain additional information as desired to evaluate the merits and the risks inherent in holding the Buyer Common Stock and Class B Stock, (v) was able to ask questions of and receive answers from Buyer, or a person acting on its behalf, concerning the terms and conditions of the transactions contemplated hereby, (vi) is able to bear the economic risk and lack of liquidity inherent in holding Buyer Common Stock and Class B Stock, and (vii) is an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

ARTICLE 3

COVENANTS AND AGREEMENTS

3.1 Release. The Seller hereby RELEASES and FOREVER DISCHARGES the Company from all manners of action, causes of action, suits, debts, sums or money, accounts, covenants, contracts, controversies, agreements, premises, variances, damages, judgments, executions, claims and demands whatsoever in law or in equity which such Seller ever had, now has, or hereafter can, shall or may have against the Company, to the extent such event or circumstance relates to Seller’s capacity as a owner of membership interests of the Company.

3.2 Withholding from Foreign Sellers. Unless Seller is a nonresident alien who provides a complete and executed Internal Revenue Service Form W-8BEN to the Buyer prior to the Closing Date, Buyer will withhold from the purchase price as required by Code Section 1441 and the regulations thereunder.

3.3 Agreements by Foreign Sellers. To the extent that the Seller is a nonresident alien, Seller agrees and certifies (i) that he is not a U.S. person, as defined in Regulation S of the Securities Act, and is not acquiring the securities for the account or benefit of any U.S. person; (ii) not to resell the Buyer Common Stock or the Class B Stock except in accordance with the provisions of Regulation S of the Securities Act; and (iii) not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

ARTICLE 4

MISCELLANEOUS

4.1 Amendment. This Agreement may not be amended or modified except by written instrument signed by all Parties.

4.2 Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements whether written or otherwise.

4.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its principles of conflicts of laws. ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE FEDERAL COURTS IN AND FOR THE SOUTHERN DISTRICT OF TEXAS WITHOUT REGARD TO ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES. IF SUCH COURTS DO NOT HAVE JURISDICTION FOR ANY REASON, THEN ALL ACTIONS HEREUNDER MUST BE BROUGHT IN THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURTS, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF

SUCH ACTION. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

4.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

4.6 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.7 Incorporation of Schedule. The Schedule identified in this Agreement is incorporated herein by reference and made a part hereof.

4.8 Delivery by PDF and Facsimile. This Agreement and any other Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of portable document format (“PDF”) or a facsimile machine, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such contract shall raise the use of PDF or a facsimile machine to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of PDF or a facsimile machine as a defense to the formation of a contract and each such Party forever waives any such defense.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

TEAM, INC.

By:
Name:
Title:

TQ ACQUISITION, INC.

By:
Name:
Title:

SELLER:

Name:

SCHEDULE 1

Name of Seller: [                                         ]

Address:

[                                                                      ]

# of Membership Interest Units of Quest Integrity Group, LLC: [            ]

Amount Paid in Cash: [                    ]

Pay Cash to:

Bateman & Pugh, QIG Trust Account

Wells Fargo Bank

Account Number: 6989237018

SWIFT: WSBIUS6S

U.S. Routing Number: 121000248

# of shares of restricted Team common stock:                                          - aggregate amount to be determined by dividing $3,400,000 by the average per share closing price for Buyer Common Stock for the twenty trading day period ending on the day prior to the Closing Date. Seller will receive a pro rata portion of such shares based on equity ownership of Quest Integrity Group, LLC

# of shares of restricted Newco Class B stock: